UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2008, Nicholas A. Sinigaglia, Chief Financial Officer, notified Smart Online, Inc. (the "Company") of his desire to resign from his position with the Company and his willingness to assist the Company in the transition necessitated by his resignation. The reason for Mr. Sinigaglia’s resignation is his personal desire to return to his native State of New York. The Company is now undertaking a search for a new Chief Financial Officer, and Mr. Sinigaglia has indicated that he will be available until March 30, 2008 to help effect a smooth transition and to provide financial advice after the appointment of a new Chief Financial Officer.

In connection with his notification to the Company of his desire to resign, on February 1, 2008, Mr. Sinigaglia and the Company entered into an amendment to his Employment Agreement dated March 21, 2006 (the "Employment Agreement Amendment"). The Employment Agreement Amendment provides that in appreciation for his willingness to stay with the Company through March 30, 2008, Mr. Sinigaglia will receive three months severance, payable in three substantially equal installments on the last business day of April 2008, May 2008 and June 2008. In addition, the Company will reimburse Mr. Sinigaglia for premium payments he makes under the Consolidated Budget Reconciliation Act ("COBRA") to continue his health insurance coverage for three (3) months after March 30, 2008.

The Company and Mr. Sinigaglia are also parties to a Restricted Stock Agreement dated April 18, 2007 (the "RSA"), pursuant to which Mr. Sinigaglia was granted 30,000 shares of restricted stock of the Company. The restrictions had lapsed as to one-third of the shares as of April 18, 2007 and the remaining restrictions were scheduled to lapse in equal installments on April 18, 2008 and April 18, 2009. On February 1, 2008, the Company and Mr. Sinigaglia entered into an amendment to the RSA (the "RSA Amendment") to accelerate the restriction lapsing date of April 18, 2008 to March 30, 2008. As he will not continue as an employee of the Company after March 30, 2008, the 10,000 shares of restricted stock with a restriction lapsing date of April 18, 2009 have been forfeited by Mr. Sinigaglia.
The descriptions of the Employment Agreement Amendment and the RSA Amendment contained herein are qualified in their entirety by reference to each agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Safe Harbor Statement

Statements made by the Company in this Current Report on Form 8-K relating to future plans, events, or financial performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, uncertainty regarding the timing and outcome of the Company's search for a new Chief Financial Officer. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K are based on the Company’s estimates and plans as of February 1, 2008. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment to Employment Agreement, dated February 1, 2008, with Nicholas A. Sinigaglia

10.2 Amendment to Restricted Stock Award Agreement, dated February 1, 2008, with Nicholas A. Sinigaglia

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

February 1, 2008	By:	/s/ David E. Colburn

Name: David E. Colburn
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated February 1, 2008, with Nicholas A. Sinigaglia
10.2	Amendment to Restricted Stock Award Agreement, dated February 1, 2008, with Nicholas A. Sinigaglia